EXHIBIT 10.1


AMENDMENT NO. 1 TO TRANSACTION DOCUMENTS

FTS Group, Inc., a Nevada corporation (hereinafter called the "Buyer"), and Metro One Development, Inc., formerly On The Go Healthcare, Inc., (hereinafter called the "Seller") or their registered assigns or successors in interest agree to amend the following documents, dated as of March 18, 2008, between FTS Group, Inc. and OTG Technologies Group, Inc., a wholly-owned subsidiary of FTS Group, Inc., on the one side, and On The Go HealthCare, Inc., DBA On The Go Technologies Group on the other side:

* Binding Agreement (the "Agreement");

* Exhibit A of the Agreement, comprising the list of acquired assets (the "Assets");

* Exhibit B of the Agreement, comprising the list of vendor and other debt acquired by the Buyer (the "Debt List");

* Exhibit C of the Agreement, comprising the list of the acquired contracts (the "Contracts");

* Exhibit D of the Agreement, comprising the Confidentiality and Non-Compete Agreement (the "Non-Compete"); and

* Exhibit E of the Agreement, comprising the Promissory Note (the "Promissory Note");

(each a "Transaction Document" and together the "Transaction Documents"), dated as of June 6, 2008 (this "Amendment");

WHEREAS, in connection with the Agreement, the Buyer issued to the Seller a Promissory Note in the principal amount of $1,100,000; and

WHEREAS, in connection with the Agreement, the Buyer acquired from the Seller debt in the amount of $2,861,863.71; and

WHEREAS, in connection with the Agreement, the Buyer entered into agreements with the Seller known as Exhibits A, C and D that remain unchanged and are hereby incorporated into this Amendment; and

WHEREAS, the parties desire to amend the terms of the Agreement, Exhibit B and the Promissory Note as set forth in this Amendment, effective May 22, 2008.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                  ARTICLE I

AMENDMENT OF TRANSACTION DOCUMENTS

1.1 The terms of the Promissory Note shall be amended and restated as follows: the principal value of the Promissory Note is reduced from $1,100,000 to $650,000. Any payments due to Seller on the Promissory Note between March 18, 2008 and May 22, 2008 are no longer due to Seller and are hereby cancelled. No breach of the Note shall have occurred as a result of failure to make payments between March 18, 2008 and May 22, 2008.
    Any and all payments due under the Note will be directed to Laurus Master Fund ("Laurus") or such other entity as directed by Laurus so long as payments are credited against amounts owed by Seller to Laurus relating to the Seller's accounts receivable line (the "Laurus Line"). The Seller agrees to assign outstanding receivables related to the Laurus Line in the amount of approximately $119,000 to the Buyer for purposes of paying the Laurus Line. Once the amount of $650,000 has been paid by the Buyer to Laurus and up to $119,000 has been directed by the Seller to Laurus, if there are excess funds not necessary to pay the Laurus Line and Laurus has signed an acknowledgement of payment and release of all liens, excess funds will be directed back to Seller. The Laurus Line shall be repaid in full by July 14, 2008 and both Buyer and Seller agree to use commercially reasonable best efforts to repay the Laurus Line before such date. If the Laurus Line is not repaid up to $650,000 by the Buyer by July 14, 2008 , unless extended by Laurus (or its designee), then the default provisions in the Note shall apply. However, in no event shall such extension be longer than ninety days. Additionally, Seller will not be able to pursue any default by Buyer pursuant to the Note if Seller has not paid up to $119,000 but in no event less than the amount necessary to repay the Laurus Line after deducting the Buyer's payments to Laurus as described in this Section 1.1.

1.2 The Seller agrees take reasonable steps to cause Laurus to add David Rasmussen to the "Lock Box" bank account associated with the Laurus Line and to remove all other parties except Laurus representatives from the account.

1.3 Both parties agree that all funds generated by the Buyer that have been deposited into Seller's accounts through the date of this Amendment Number 1 will be applied to the Assumed Debt further described in Schedule B..

1.4 Buyer will rent space and equipment from the Seller for a period of 90 days at an aggregate rate of $10,000 per month. Seller's employees and representatives will not interfere with Buyer's acquired business and Buyer's employees and representatives will not interfere with Seller's business. If the Buyer takes longer to relocate the business it must give the Seller 30 days notice in writing. The Seller agrees to provide up to two extensions of one month each under essentially the same terms as currently in place. Any additional delays will be worked out by the parties.

1.5 Purchase Price.   On the date hereof, the parties believe, based on
    information available, the total deal value is described in detail below in US dollars:

        Deal Value                              $3,511,864
        Assumed Debt as set forth on Exhibit B  $2,861,864
        Assumed Laurus Line                       $650,000

1.6 Once the entire debt is paid to Laurus, the Buyer will concede to a judgment against its parent company FTS Group, Inc. if any suit is brought against the Seller for any of the debt included in Exhibit B hereto assumed by the Buyer that has not been paid. Additionally, Buyer represents that FTS Group will defend any action brought against the Seller for any of those Accounts Payable.

                                  ARTICLE II
                                MISCELLANEOUS

2.1  Entire Agreement;   Amendments.  This Amendment contains the entire
                         understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

2.2  Governing Law.      All questions concerning the construction, validity,
                         enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Orlando, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

2.4  Survival.           The representations, warranties, agreements and
                         covenants contained herein shall survive the Closing.

2.5  Execution.          This Amendment may be executed in two or more
                         counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

2.6  No Waiver.          The waiver by any party of the breach of any of the
                         terms and conditions of, or any right under, this Amendment shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

2.7  Counterparts.       This Amendment may be executed in one or more
                         counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

2.8  Construction.       The article and section headings contained in this
                         Amendment are inserted for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

2.10 Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Amendment.



IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Transaction Documents to be duly executed by their respective authorized signatories as of the date first indicated above.

                                Buyer: FTS Group, Inc.


                                 /s/ Scott Gallagher
                                ------------------------------------------
                                 By: Scott Gallagher
                                Its: President and Chief Executive Officer




                                Seller: Metro One Development, Inc,


                                 /s/ Stuart Turk
                                ------------------------------------------
                                 By: Stuart Turk
                                Its: President and Chief Executive Officer

                                Exhibit B

Debt List

1. There is approximately $2,861,863.71 outstanding vendor debt as listed on the accounts payable which include all invoices that are dated prior to March 17, 2008. This amount shall be reduced by a payment in the amount of $157,396.49. As of May 7, 2008, vendor debt is approximately $2,704,467.

2. $650,000 outstanding debt on Laurus Line.